EXHIBIT 11
Calculation of Earnings per Common Share
For the Quarter and Nine Months Ended February 28, 1998
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
                                                            Basic                             Diluted
                                                            -----                             -------
                                                  Quarter         Nine Months        Quarter         Nine Months
                                                  -------         -----------        -------         -----------
CSE's:
  Common Stock                                       4,065,661         4,088,045        4,065,661         4,088,045
  Series 2 Preferred (CSE)                                                                970,450           970,450
  Debentures (non-CSE):

    # bonds                                                                                     -               126
    x conversion rate                                                                         200               200
                                                                                 -----------------------------------

    # shares under bonds outstanding                                                            -            25,200

    x exercise price                                                                            5                 5
                                                                                 -----------------------------------

    = cash generated                                                                            -           126,000

Average Market price of common stock                                                  $    0.2910      $     0.2724

 # treasury shares that could be repurchased                                                    0           462,555
                                                                                 -----------------------------------

Incremental # shares                                                                            0                 0

  Warrants & options:
     # options & warrants outstanding                                                   5,260,000         5,260,000
      x exercise price = cash generated                                                 2,383,818         2,383,818

Average Market price of common stock                                                  $    0.2910      $     0.2724

 # treasury shares that could be repurchased                                            8,191,815         8,751,168
                                                                                 -----------------------------------

                                                                                 -----------------------------------
Incremental # shares                                                                            0                 0
                                                                                 -----------------------------------

Total CSE                                            4,065,661         4,088,045        4,065,661         4,088,045
                                             =======================================================================

Debentures "if converted"                                                                       -            25,200
                                                                                 ===================================

EARNINGS PER SHARE:
PREFERRED STOCK EXCLUDED:
    Net income                                          60,835           178,288           60,835           178,288
    Subtract:  preferred stock dividends                87,342           262,026           87,342           262,026
    Add:  interest expense on non-CSE debt                                                      0             8,978
                                                                                 -----------------------------------
                                                       (26,507)          (83,738)         (26,507)          (74,761)
    Divided by #CSEs                                 4,065,661         4,088,045        4,065,661         4,113,245
                                             -----------------------------------------------------------------------
        EPS                                              (0.01)            (0.02)           (0.01)            (0.02)
                                             =======================================================================

PREFERRED STOCK INCLUDED:
    Net income                                                                             60,835           178,288
    Add:  interest expense on non-CSE debt                                                      0             8,978
                                                                                 -----------------------------------
                                                                                           60,835           187,266
    Divided by #CSEs + non-CSE debt                                                     5,036,111         5,083,695
                                                                                 -----------------------------------
        EPS                                                                                  0.01              0.04
                                                                                 ===================================

(Preferred Stock is anti-dilutive so it is not included in EPS.) (Debt is determined to be non-CSE due to the interest rate test.)
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